                                                                        NEWS

CONTACTS:

Investors: William Kuser (203) 573-2213

Media: Mary Ann Dunnell (203) 573-3034

ROBERT L. WOOD NAMED PRESIDENT AND CEO OF CROMPTON;

CALARCO TO REMAIN AS CHAIRMAN

MIDDLEBURY, CONN., January 12, 2004 - In accordance with its management succession plan, the board of directors of Crompton Corporation (NYSE: CK) announced that it has named Robert L. Wood president and CEO, effective immediately. Mr. Wood was also elected a member of the board of directors. Vincent A. Calarco, who has served as chairman, president and CEO for the past 18 years, will remain as chairman until his retirement later this year.

Mr. Wood, 49, has spent more than 27 years at Dow Chemical Company, where he served since November 2000 as business group president - Thermosets and Dow Automotive. In this position he was responsible for a portfolio of global businesses with revenues totaling $5.5 billion that included Polyurethanes, Epoxies, Automotive and Polyurethane Systems. As a member of the corporate operating board, Wood was directly involved in overall strategy, planning and policy setting for Dow Chemical, a $28 billion corporation.

"On behalf of the board, I am delighted to welcome Bob to Crompton and to have him succeed me in the key roles of president and CEO," said Vincent A. Calarco, chairman. "I expect that shareholders, customers and employees will benefit from his decades of experience as a chemical industry executive. Having worked with him personally in industry organizations, I know him to be a creative and strategic thinker with a strong focus on results."

"Crompton is known as a leader in polymer additives," said Robert L. Wood, newly appointed president and chief executive officer. "I look forward to working with the board and worldwide staff of talented employees to further that position as we capitalize on the company's many growth opportunities and continue to bring innovative solutions to our customers."

Mr. Wood began his career at Dow as a chemical sales trainee in 1977 and held increasingly responsible positions in marketing, sales management and human resources before joining the general management ranks. Mr. Wood led several large and successful businesses, serving as vice president and general manager for North American Polyolefins and Elastomers, and global business vice president for Polyurethanes and Engineering Plastics.

- more -

He served as chairman of the American Plastics Council and is a member of the American Chemistry Council. He is also a member of the national board and past chairman of Big Brothers/Big Sisters of America and serves on the board of Jarden Corporation.

Mr. Wood received a bachelor's degree from the University of Michigan. He is married to Angelia and has three adult children, Tracie, Jason, and Justin.

Crompton Corporation, with annual sales from continuing operations of approximately $2.2 billion, is a producer and marketer of specialty chemicals and polymer products and equipment providing the solutions, service and value our customers need to succeed. Additional information is available at www.cromptoncorp.com.

Forward-Looking Statements

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the outcome and timing of antitrust investigations and related civil lawsuits to which the Company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.